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Exhibit 32.1

Sirius International Insurance Group, Ltd.
Certification Pursuant to Chapter 63, Title 18 United States Code §1350
As Adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Sirius International Insurance Group, Ltd. (the "Company") on Form 10-Q for the quarter ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kernan "Kip" V. Oberting, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 9, 2019
By:	/s/ KERNAN "KIP" V. OBERTING
Name:	Kernan "Kip" V. Oberting
Title:	President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Sirius International Insurance Group, Ltd. and will be retained by Sirius International Insurance Group, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
Sirius International Insurance Group, Ltd. Certification Pursuant to Chapter 63, Title 18 United States Code §1350 As Adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002